                    Unaudited Pro Forma Financial Statements


The following unaudited pro forma financial statements are based on the historical financial statements of BREED Technologies, Inc. ("BREED" or the "Company"), the businesses acquired in the 1997 Acquisitions (as hereinafter defined), and the safety restraint systems business ("SRS") of AlliedSignal Inc. (the "SRS Acquisition") as of and for the twelve-month period ended June 30, 1997 and the three-month period ended September 30, 1997. The unaudited pro forma condensed consolidated statement of earnings for the twelve-month period ended June 30, 1997 gives effect to the 1997 Acquisitions and the Transactions (as hereinafter defined) and the application of the net proceeds therefrom as if they had occurred at July 1, 1996. The unaudited pro forma condensed consolidated statement of earnings for the three-month period ended September 30, 1997 gives effect to the Transactions and the application of the net proceeds therefrom as if they had occurred at July 1, 1997. The unaudited pro forma condensed consolidated balance sheet gives effect to the Transactions and the application of the net proceeds therefrom as if they had occurred on September 30, 1997.

The 1997 Acquisitions consist of the following: (i) the Company's acquisition of certain assets and the assumption of certain liabilities of the North American steering wheel operation ("USS") of United Technologies, which was completed on October 25, 1996; and (ii) the Company's acquisition of the stock of the holding company for the Custom Trim group of companies ("Custom Trim"), which was completed on February 25, 1997. In addition to the 1997 Acquisitions, the Company completed the acquisition of Gallino Plasturgia, S.r.l. ("Gallino") on the first day of fiscal 1997. Because the results of operations of Gallino are included in the Company's fiscal 1997 statement of earnings for the entire year, no pro forma adjustments have been made with respect to this acquisition. All acquisitions, including the SRS Acquisition, have been accounted for using the purchase method of accounting.

The Transactions consist of the following: (i) the SRS Acquisition; (ii) the issuance of Series A Preference Shares to Siemens Aktiengesellschaft ("Siemens") for $115 million in cash (these securities may be converted into shares of common stock on a share-for-share basis); (iii) the borrowing of $800 million (the "Bank Borrowing") under a new $900 million credit facility (the "New Credit Facility"); (iv) the issuance of $250 million of Company-obligated Mandatorily Redeemable Preferred Securities of BTI Capital Trust holding solely Convertible Debentures issued by the Company (the "Preferred Securities"); (v) the repayment of the amounts outstanding under the Company's old credit facility (the "Previous Credit Facility"); and (vi) the issuance and subsequent redemption in full of the $200 million of Series B Convertible Preferred Stock (the "PSCC Financing").

The following unaudited pro forma financial statements do not purport to represent what the Company's results of operations or financial condition would have been had the 1997 Acquisitions and the Transactions and the application of the net proceeds therefrom actually occurred on the dates indicated or to predict the Company's results of operations or financial condition in the future.

The unaudited pro forma financial statements have been prepared using the purchase method of accounting, whereby the total cost of the SRS Acquisition will be allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the effective date of the SRS Acquisition. Such allocations will be based on studies and valuations which have not yet been completed. Accordingly, the allocations reflected in the unaudited pro forma financial statements are preliminary and subject to revision. As part of the purchase price allocation, the Company is evaluating the in-process research and development of SRS. If the technological feasibility of the acquired technology has not been established and the technology has no future alternative uses, such in-process research and development will be written-off. The Company's preliminary estimate of the amount of the in-process research and development for SRS that will be written off is between $70 million and $80 million, although there can he no assurance that the amount when ultimately determined will not be less than $70 million nor more than $80 million. The unaudited pro forma condensed consolidated balance sheet reflects a charge of $80 million (which the Company currently believes is the more likely amount) in the form of a reduction in retained earnings.

During the quarter ended December 31, 1997, the Company committed to a plan to reposition and combine certain of BREED and SRS manufacturing and distribution facilities. The effects of repositioning and combining facilities of SRS will generally be considered in the purchase price allocation process. The effects of repositioning and combining facilities of the Company will be recorded as repositioning and other special charges in its statement of earnings. The Company has committed to the plan of repositioning but has not yet finalized its estimate of the impact of the plan on the Company's results of operations. The Company currently estimates the amount of these repositioning and other special charges could range from $180 million to $260 million although the actual amount, when ultimately determined, could be less than $180 million or more than $260 million. The unaudited pro forma condensed balance sheet reflects a charge of $250 million, (which the Company currently believes is the more likely amount) net of the estimated tax effect in the form of a reduction in retained earnings.

The unaudited pro forma financial statements give effect only to the adjustments set forth in the accompanying notes and does not reflect any other benefits anticipated by management as a result of the SRS Acquisition and the 1997 Acquisitions and the implementation of its business strategy.

Statements herein regarding estimated write-offs for in-process research and development (the "R&D Write-Off") and repositioning and other special charges (collectively, the "Repositioning Charge") constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements are subject to certain risks and uncertainties that could cause actual amounts to differ materially from those projected. With respect to the amount of the Repositioning Charge, management has made assumptions regarding, among other things, the timing of plant closures, the costs to be incurred in connection with labor force reductions, the amount of any necessary write-down of long-lived assets in connection with plant closures and the amount of any possible impairment of the value of certain acquired assets. With respect to the R&D Write-Off, management has made certain assumptions regarding, among other things, whether or not certain technologies acquired in the SRS Acquisition are "proven" or have alternative uses under generally accepted accounting principles. The amount of the R&D Write-Off and Repositioning Charge are subject to certain risks, including, among other things, the risks that expected costs and write-downs in connection with plant closures have been underestimated, unexpected costs and expenses will be incurred in connection with plant closures and current expectations regarding which SRS technology is "proven" or has alternative uses are inaccurate. Management believes these forward looking statements are reasonable; however, undue reliance should not be placed on such forward looking statements, which are based on current expectations.

                            BREED Technologies, Inc.

                         Unaudited Pro Forma Condensed
                       Consolidated Statement of Earnings

                For the twelve-month period ended June 30, 1997



                                            1997 ACQUISITIONS       BREED
                                         ------------------------ INCLUDING
                                                    CUSTOM TRIM      1997                      PRO FORMA
                                 BREED    USS (A)       (B)      ACQUISITIONS   SRS(C)        ADJUSTMENTS   PRO FORMA
                              ----------------------------------------------------------------------------------------
                                                     (in millions except share and per share data)

Net sales                     $    794.9     $50.8     $  68.1     $  913.8     $  910.8    $    (70.8)(d) $   1,753.8
Cost of sales                      631.3      44.8        54.2        730.3        765.3         (61.4)(d)     1,434.2
                              ----------------------------------------------------------------------------------------
Gross profit                       163.6       6.0        13.9        183.5        145.5          (9.4)          319.6

Engineering, research and
   development                      36.1       1.5           -         37.6         50.6          (1.8)(d)        86.4
Selling, general and
   administrative                   69.9       1.4         2.0         73.3         36.7          (2.2)(d)       107.8
Amortization of goodwill             6.3         -         1.0          7.3          3.2           9.1 (e)        19.6
                              ----------------------------------------------------------------------------------------
Operating income                    51.3       3.1        10.9         65.3         55.0         (14.5)          105.8

Other income (expense), net          3.5      (0.6)        3.7          6.6          7.2          (1.6)(d)        12.2
Amortization of deferred
   financing costs                   0.7         -           -          0.7            -          42.8 (f)        43.5
Interest expense, net               24.5         -         2.7         27.2            -          68.3 (g)        95.5
                              ----------------------------------------------------------------------------------------
Income (loss) before income
   taxes and Distributions on
   Company-obligated
   Mandatorily Redeemable
   Convertible Preferred
   Securities of BTI Capital Trust
   holding solely Convertible       29.6       2.5        11.9         44.0         62.2        (127.2)          (21.0)
   Debentures
Income taxes (benefit)              14.8       1.3         4.6         20.7         23.3         (68.4)(h)       (27.0)
                                                                                                  (2.6)(d)
Distributions on Company-
   obligated Mandatorily
   Redeemable Convertible
   Preferred Securities of BTI
   Capital Trust holding solely
   Convertible Debentures              -         -           -            -            -          16.3 (i)        16.3

                              ----------------------------------------------------------------------------------------
Net earnings (loss)           $     14.8    $  1.2     $   7.3     $   23.3     $   38.9    $    (72.5)    $     (10.3)
                              ========================================================================================

Earnings (loss) per share     $     0.47                                                                   $     (0.28)
                              ==========                                                                   ===========

Weighted average number of
   common shares outstanding  31,648,249                                                     4,883,227(j)   36,531,476
                              ==========                                                    ==========     ===========

                            BREED Technologies, Inc.

                         Unaudited Pro Forma Condensed
                       Consolidated Statement of Earnings

              For the three-month period ended September 30, 1997




                                                                                          PRO FORMA
                                                 BREED(K)          SRS (C)               ADJUSTMENTS        PRO FORMA
                                                 --------------------------------------------------------------------
                                                          (in millions except share and per share data)

Net sales                                        $    195.2          $210.0               $ (14.2)(d)         $391.0
Cost of sales                                         166.9           182.4                 (12.2)(d)          337.1
                                                 -------------------------------------------------------------------
Gross profit                                           28.3            27.6                  (2.0)              53.9

Engineering, research and development                   8.9            13.2                     -               22.1
Selling, general and administrative                    16.2             9.5                  (0.4)(d)           25.3
Amortization of goodwill                                2.0             0.8                   2.3 (e)            5.1
                                                 -------------------------------------------------------------------
Operating income                                        1.2             4.1                  (3.9)               1.4

Other income (expense), net                            (0.7)           (3.1)                  1.2 (d)           (2.6)
Amortization of deferred financing costs                  -               -                  22.2 (f)           22.2
Interest expense, net                                   8.1               -                  14.6 (g)           22.7
                                                 -------------------------------------------------------------------
Income (loss) before income taxes and
   Distributions on Company-obligated
   Mandatorily Redeemable Convertible
   Preferred Securities of BTI Capital Trust
   holding solely Convertible Debentures               (7.6)            1.0                 (39.5)             (46.1)
Income taxes (benefit)                                 (3.4)            0.7                 (21.6)(h)          (24.2)
                                                                                              0.1 (d)
Distributions on Company-obligated Mandatorily
   Redeemable Convertible Preferred Securities
   of BTI Capital Trust holding solely
   Convertible Debentures                                 -               -                   4.1 (i)            4.1

                                                 -------------------------------------------------------------------
Net earnings (loss)                              $     (4.2)         $  0.3         $       (22.1)      $      (26.0)
                                                 ===================================================================

Loss per share                                   $    (0.13)                                           $       (0.71)
                                                 ===========                                           =============

Weighted average number of common shares
   outstanding                                   31,681,582                             4,883,227 (j)     36,564,809
                                                 ===========                            =========      =============

                            BREED Technologies, Inc.

                     Notes To Unaudited Pro Forma Condensed
                       Consolidated Statement of Earnings

                 (in millions except share and per share data)


(a) Represents USS's results of operations for the four months ended October 25, 1996, the date of acquisition.

(b) Represents Custom Trim's results of operations for the eight months ended February 22, 1997, the date of acquisition.

(c)  Represents SRS's results of operations for the twelve months ended June
     30, 1997 and the three months ended September 30, 1997, as the case may be.

(d) Represents the exclusion of items related to certain SRS operations which were not acquired by the Company in the SRS Acquisition. These items include:



                                                                                  TWELVE-MONTH      THREE-MONTH
                                                                                  PERIOD ENDED      PERIOD ENDED
                                                                                     JUNE 30     SEPTEMBER 30 1997
                                                                                      1997
                                                                                ------------------------------------
     Net sales                                                                          $70.8            $14.2
     Cost of sales                                                                       61.4             12.2
     Engineering, research and development                                                1.8              -
     Selling, general and administrative                                                  2.2              0.4
     Other income (expense), net                                                          1.6             (1.2)
     Income taxes (benefit)                                                              (2.6)             0.1

     The income tax benefit was estimated using the effective tax rate of SRS for the twelve months ended June 30, 1997.

(e) Represents the amortization expense of goodwill expected to be incurred as a result of the SRS Acquisition using an estimated life of 40 years. Management is continuing to evaluate the appropriate amortization periods and existence of any other intangible assets.



                                                                                  TWELVE-MONTH      THREE-MONTH
                                                                                  PERIOD ENDED      PERIOD ENDED
                                                                                     JUNE 30        SEPTEMBER 30
                                                                                      1997              1997
                                                                                ------------------------------------
     Goodwill amortization related to SRS Acquisition                           $        12.3     $        3.1
     Goodwill amortization previously recorded by SRS                                    (3.2)            (0.8)
                                                                                ====================================
     Increase in goodwill amortization                                          $         9.1     $        2.3
                                                                                ====================================

                            BREED Technologies, Inc.

                     Notes To Unaudited Pro Forma Condensed
                 Consolidated Statement of Earnings (continued)


(f) Reflects various financing and advisory fees related to the SRS Acquisition. These fees include $42.6 paid or to be paid in cash and the value of warrants. These fees are being amortized over six months because the Company expects to replace the New Credit Facility within six months. The adjustment for the twelve-month period ended June 30, 1997 includes the net of the write-off of $0.9 deferred financing costs related to the Previous Credit Facility less the previously recorded amortization of $0.7 related to the Previous Credit Facility. The adjustment for the three-month period ended September 30, 1997 includes the write-off of $0.9 deferred financing costs related to the Previous Credit Facility.

     The estimate of the value of the warrants is based on 250,000 warrants vesting immediately on the closing of the New Credit Facility. If the Company provides an operating plan reasonably acceptable to the lender within 90 days and receives $300.0 of equity capital (which the Company has received as a result of the Siemens Investment and the PSCC Financing and which condition continued to be met following the redemption in full of the PSCC Securities with the proceeds of the issuance and sale of the Preferred Securities), no other warrants will vest within the six-month period. The Company expects to meet the condition regarding delivery of an acceptable operating plan. However, if the Company does not meet this condition, and the amounts due under the New Credit Facility are not paid, up to 2,750,000 additional warrants may vest within 270 days. In that event, the value of the additional warrants will be charged to expense.

(g) This adjustment represents the additional interest expense that would have been incurred if the Bank Borrowing were outstanding for the entire period rather than the Previous Credit Facility.



                                                                                  TWELVE-MONTH      THREE-MONTH
                                                                                  PERIOD ENDED      PERIOD ENDED
                                                                                     JUNE 30        SEPTEMBER 30
                                                                                      1997              1997
                                                                                -----------------------------------
     Interest expense on the Bank Borrowing                                     $85.3                         $21.3
     Interest expense under the Previous Credit Facility                        (17.0)                         (6.7)
                                                                                ===================================
     Net increase in interest expense                                           $68.3                         $14.6
                                                                                ===================================

                            BREED Technologies, Inc.

                     Notes To Unaudited Pro Forma Condensed
                 Consolidated Statement of Earnings (continued)


     The interest rate for the New Credit Facility is based on base interest rates selected by the Company plus applicable margins. The Company is obligated to enter into interest rate swap agreements in notional amounts of at least $300 as long as $300 is outstanding under the New Credit Facility and one-half of the amount outstanding under the New Credit Facility if the amount outstanding is less than $300.

     For each increase or decrease in the base interest rates of one-quarter percentage point on Bank Borrowing balances of $800, the annual interest expense would increase or decrease by $2, without giving effect to any interest rate swap agreements.

(h) Income tax benefits are estimated for net pro forma adjustments at the Company's effective tax rate for fiscal 1997 for the following items:



                                                                                  TWELVE-MONTH      THREE-MONTH
                                                                                  PERIOD ENDED      PERIOD ENDED
                                                                                     JUNE 30        SEPTEMBER 30
                                                                                      1997              1997
                                                                                ------------------------------------
     Amortization of goodwill related to SRS                                    $       12.2                 $  3.1
     Amortization of deferred financing costs                                           42.8                   22.2
     Increase in interest expense                                                       68.3                   14.6
                                                                                ------------------------------------
     Total decrease to net income                                                      123.3                   39.9
     Distributions on the Preferred Securities                                          16.3                    4.1
                                                                                ------------------------------------
     Net adjustments                                                                   139.6                   44.0
     Company's effective tax rate                                                         49%                    49%
                                                                                ------------------------------------
     Income tax benefits                                                        $       68.4                 $ 21.6
                                                                                ====================================


(i) Represents Distributions at the annual rate of 6.50% that would have been recorded if the Preferred Securities had been outstanding for the entire period.

(j) The pro forma weighted average number of common shares outstanding includes the impact of converting the Series A Preferred Shares issued in the Siemens Investment to Common Stock as of the beginning of the period. The Preferred Securities are not dilutive.

(k) The BREED statement of earnings for the three-month period ended September 30, 1997 includes the results of operations for the businesses acquired in the 1997 Acquisitions for the entire period.

                            BREED Technologies, Inc.

                         Unaudited Pro Forma Condensed
                           Consolidated Balance Sheet

                               September 30, 1997



                                                                                       PRO FORMA
                                                         BREED          SRS           ADJUSTMENTS      PRO FORMA
                                                     -------------------------------------------------------------
ASSETS                                                     (in millions except share and per share data)
Current assets:
   Cash and cash equivalents                             $ 12.0       $ 22.4          $  33.2 (1)      $   95.2
                                                                                         50.0 (2)
                                                                                        (17.2)(2)
                                                                                         (5.2)(3)
   Accounts receivable, principally trade                 192.2        129.9             (4.5)(3)         267.6
                                                                                        (50.0)(2)
   Inventories                                             79.3         45.2             (1.7)(3)         122.8
   Prepaid expenses and other current assets               20.4         26.1             (1.6)(3)          27.1
                                                                                        (17.8)(2)
                                                     -------------------------------------------------------------
     Total current assets                                 303.9        223.6             (4.8)            512.7
Property, plant and equipment                             367.7        154.4             (4.0)(3)         518.1
Less accumulated depreciation                             (95.3)           -                -             (95.3)
                                                     -------------------------------------------------------------
                                                          272.4        154.4             (4.0)            422.8
Intangible assets, net                                    219.4         48.7            483.6 (4)         701.1
                                                                                        (48.7)(2)
                                                                                         (1.9)(3)
Net assets held for sale                                   56.9            -                -              56.9
Other noncurrent assets                                    13.0         17.9             28.3 (5)          57.3
                                                                                         (1.0)(2)
                                                                                         (0.9)(12)
                                                     -------------------------------------------------------------

     Total assets                                        $865.6       $444.6          $ 440.6          $1,750.8
                                                     =============================================================

LIABILITIES, CONVERTIBLE PREFERRED SECURITIES AND
   STOCKHOLDERS' EQUITY
Current liabilities:
   Notes payable and current portion of long-term        $195.7       $    -          $(169.5)(6)      $   26.2
   debt
   Accounts payable                                       129.2        139.5             (2.4)(3)         266.3
   Accrued expenses                                        25.2         43.9             (0.6)(3)          58.8
                                                                                         (4.4)(13)
                                                                                         (5.3)(14)
    Repositioning and other charges                                                     200.0 (15)        200.0
                                                     -------------------------------------------------------------
     Total current liabilities                            350.1        183.4             17.8             551.3
Long-term debt                                            240.9            -            800.0 (11)        840.9
                                                                                       (200.0)(6)
Other long-term and deferred liabilities                   15.5         34.4            (14.7)(2)          24.7
                                                                                          (.2)(2)
                                                                                        (10.3)(2)
Company-obligated Mandatorily Redeemable Convertible
   Preferred Securities of BTI Capital Trust holding
   solely Convertible Debentures                              -            -            250.0 (7)         250.0
Stockholders' equity:
   Common stock                                             0.3            -                -               0.3
   Preferred stock--Siemens                                   -            -            115.0 (8)         115.0
   Additional paid-in capital                              77.6            -              1.3 (9)          78.9
   Retained earnings                                      203.7            -              (.9)(12)        (87.8)
                                                                                        (80.0)(4)
                                                                                        (10.0)(7)
                                                                                         (4.6)(13)
                                                                                         (1.3)(13)
                                                                                          5.3 (14)
                                                                                       (200.0)(15)
   Foreign currency translation adjustment                (22.1)           -                -             (22.1)
   Unearned compensation                                   (0.4)           -                -              (0.4)
   SRS foreign currency translation adjustment                -         (2.3)             2.3 (10)            -
   SRS equity                                                 -        229.1           (229.1)(10)            -
                                                     -------------------------------------------------------------
     Total stockholders' equity                           259.1        226.8           (402.0)             83.9
                                                     -------------------------------------------------------------
       Total liabilities, convertible preferred
         securities and stockholders' equity             $865.6       $444.6          $ 440.6          $1,750.8
                                                     =============================================================

                            BREED Technologies, Inc.

                     Notes to Unaudited Pro Forma Condensed
                           Consolidated Balance Sheet

                 (in millions except share and per share data)


(1) Reflects sources and uses of cash related to the Transactions:


       Bank Borrowing                                                                                  $  800.0
       Preferred Stock--Siemens                                                                           115.0
       Preferred Securities                                                                               250.0
       Repayment of outstanding borrowings under the Previous Credit Facility                            (369.5)
       Payment of purchase price for the SRS Acquisition                                                 (710.0)
       Dividends paid on the PSCC Securities                                                               (1.3)
       Fees and expenses related to the Transactions                                                      (51.0)
                                                                                               ===================
                                                                                                       $   33.2
                                                                                               ===================


(2) The following is a summary of the book value of SRS, with adjustments for assets not acquired and liabilities not assumed by the Company in the SRS Acquisition:

       Book value of SRS at September 30, 1997                                                           $226.8
       Less assets not acquired:
          Cash and cash equivalents                                                                       (17.2)
          Goodwill                                                                                        (48.7)
          Long-term deferred tax assets                                                                    (1.0)
          Current deferred tax assets                                                                     (17.8)
          Net assets of the portion of the SRS business not acquired--see Note 3                          (15.9)
       Plus liabilities not assumed:
          Net capital deficit of joint venture                                                             10.3
          Warranty reserve                                                                                  0.2
          Long-term deferred tax liabilities                                                               14.7
                                                                                               ===================
       Adjusted book value of SRS at September 30, 1997--see Note 4                                      $151.4
                                                                                               ===================


       The above information is an estimate of the assets to be acquired and liabilities assumed by the Company as of September 30, 1997. The actual determination will be made subsequent to the date hereof and the amounts may be different and the differences may be material. If the actual net assets are greater than $175.3, the Company is required to pay the difference to AlliedSignal and if the actual net assets are less than $175.3, AlliedSignal is required to pay the difference to the Company. AlliedSignal has advanced $50.0 in cash to the Company related to this provision. This is reflected as an increase in cash and a reduction in accounts receivable.

                            BREED Technologies, Inc.

                     Notes to Unaudited Pro Forma Condensed
                     Consolidated Balance Sheet (continued)


(3) The following is a summary of certain balance sheet items for the portion of the SRS business not acquired by the Company that are being used to adjust the net book value of SRS at September 30, 1997 in Note 2 above:

       Cash                                                                                              $ (5.2)
       Accounts receivable                                                                                 (4.5)
       Inventories                                                                                         (1.7)
       Prepaid expenses and other current assets                                                           (1.6)
       Property, plant and equipment                                                                       (4.0)
       Patents                                                                                             (1.9)
       Accounts payable                                                                                     2.4
       Other accrued expenses                                                                               0.6
                                                                                               -------------------
       Net assets not acquired--see Note 2                                                               $(15.9)
                                                                                               ===================


(4) Reflects estimated goodwill from the SRS Acquisition as follows:

       Purchase price                                                                                    $710.0
       Less:
          Adjusted book value of SRS (net assets acquired)--See Note 2                                   (151.4)
          Less estimated in-process research and development                                              (80.0)
                                                                                               -------------------
       Excess of purchase price over net assets acquired                                                  478.6
       Capitalized acquisition costs                                                                        5.0
       Goodwill                                                                                -------------------
                                                                                                         $483.6
                                                                                               ===================

       The above estimate of goodwill does not reflect any allocation of purchase price to any identifiable intangible assets nor any potential fair value adjustments related to property, plant and equipment, as the Company has not yet obtained appraisals. In addition, the estimate does not reflect any additional costs that may be incurred related to closure of any SRS facilities or the costs related to any future termination of SRS employees. Any such additional costs will increase the amount of goodwill. Management expects to amortize the goodwill over a 40-year life and is currently evaluating potential other intangible assets and continues to evaluate the assigned lives.

(5)    Reflects deferred financing costs of $28.3 paid in cash and warrants.

(6) Reflects repayment of outstanding borrowings under the Previous Credit Facility.

                            BREED Technologies, Inc.

                     Notes to Unaudited Pro Forma Condensed
                     Consolidated Balance Sheet (continued)


(7) Reflects the Offering of Preferred Securities, including the related $10 of issuance expenses which are reflected as a reduction of retained earnings.

(8)  Reflects the issuance of Series A Preference Shares to Siemens.

(9)  Reflects the fair value of warrants issued for financing costs.

(10) Eliminates equity of SRS.

(11) Reflects the Bank Borrowing.

(12) Reflects write-off of deferred financing fees related to the Previous Credit Facility.

(13) Reflects the fees and expenses, including advisory fees, related to the issuance of the PSCC Securities, net of $4.4 in income taxes, as well as the assumed $1.3 in accrued dividends.

(14) Reflects the tax effect of the following:

       Write-off of deferred financing fees related to the Previous Credit Facility                       $ 0.9
       Expenses of issuing Preferred Securities                                                            10.0
                                                                                               -------------------
                                                                                                           10.9
       Estimated effective income tax rate                                                                 49%
                                                                                               -------------------
       Tax effect                                                                                         $ 5.3
                                                                                               ===================


(15) To reduce retained earnings for repositioning and other special charges of $250 million, net of the estimated income tax effect of $50 million.